UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
(Amendment No. 2)
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
COLUMBIA LABORATORIES, INC.

(Exact name of registrant as specified in its charter)
Delaware	59-2758596
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Preferred Share Purchase Rights	NASDAQ Global Market
If this form relates to the registration of a class of securities pursuant to section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: None
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered.
         On March 1, 2013, the board of directors of Columbia Laboratories, Inc. (the “Company”) approved an amendment (“Amendment No. 2”) to the Company's Amended and Restated Rights Agreement, dated as of November 29, 2010, as amended as of September 20, 2011 (the “Rights Agreement”), to extend the expiration date of the rights contained therein from July 3, 2013 to July 3, 2016. On March 5, 2013, the Company and American Stock Transfer and Trust Company, LLC, as rights agent, entered into Amendment No. 2. Except for the extension of the expiration date, the Rights Agreement otherwise remains unmodified.
         The foregoing description of Amendment No. 2 does not purport to be complete and should be read together with, and is qualified in its entirety by reference to, Amendment No. 2, a copy of which is filed as Exhibit 4.1 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 6, 2013, and incorporated herein by reference.
A copy of the Rights Agreement was filed as Exhibit 4.2 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 30, 2010, and is incorporated herein by reference. A copy of Amendment No. 1 to the Rights Agreement, dated as of September 20, 2011, was filed as Exhibit 4.1 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 22, 2011, and is incorporated herein by reference.
Item 2. Exhibits.

3.1
Certificate of Designations of Series D Junior Participating Preferred Stock of Columbia Laboratories, Inc., included as Exhibit C to the Amended and Restated Rights Agreement, dated as of March 13, 2002, incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K of Columbia Laboratories, Inc., filed on March 15, 2002, SEC File No. 1-10352.

4.1
Amendment No. 2, dated as of March 5, 2013, to the Amended and Restated Rights Agreement, dated as of November 29, 2010, by and between Columbia Laboratories, Inc. and American Stock Transfer & Trust Company, LLC, incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2013.

4.2
Amended and Restated Rights Agreement, dated as of November 29, 2010, by and between Columbia Laboratories, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes the Summary of Rights as Exhibit A, the Form of Right Certificate as Exhibit B and the Certificate of Designation of Series D Junior Participating Preferred Stock of Columbia Laboratories, Inc. as Exhibit C, incorporated herein by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K dated November 30, 2010.

4.3
Amendment No. 1, dated as of September 20, 2011, to the Amended and Restated Rights Agreement, dated as of November 29, 2010, by and between Columbia Laboratories, Inc. and American Stock Transfer & Trust Company, LLC, incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2011.

SIGNATURE
         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COLUMBIA LABORATORIES, INC.
Date: March 6, 2013	By: /S/ Jonathan Lloyd Jones
Name: Jonathan Lloyd Jones
Title: Vice President & Chief Financial Officer

EXHIBIT INDEX

3.1
Certificate of Designations of Series D Junior Participating Preferred Stock of Columbia Laboratories, Inc., included as Exhibit C to the Amended and Restated Rights Agreement, dated as of March 13, 2002, incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K of Columbia Laboratories, Inc., filed on March 15, 2002, SEC File No. 1-10352.

4.1
Amendment No. 2, dated as of March 5, 2013, to the Amended and Restated Rights Agreement, dated as of November 29, 2010, by and between Columbia Laboratories, Inc. and American Stock Transfer & Trust Company, LLC, incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2013.

4.2
Amended and Restated Rights Agreement, dated as of November 29, 2010, by and between Columbia Laboratories, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes the Summary of Rights as Exhibit A, the Form of Right Certificate as Exhibit B and the Certificate of Designation of Series D Junior Participating Preferred Stock of Columbia Laboratories, Inc. as Exhibit C, incorporated herein by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K dated November 30, 2010.

4.3
Amendment No. 1, dated as of September 20, 2011, to the Amended and Restated Rights Agreement, dated as of November 29, 2010, by and between Columbia Laboratories, Inc. and American Stock Transfer & Trust Company, LLC, incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2011.